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                                                                   Exhibit 10.17


                           EMPLOYEE BENEFITS AGREEMENT


         This Agreement is made on ________________, 1998 (the "Effective Date") between PENFORD CORPORATION, a Washington corporation (previously known as PENWEST, LTD.) ("Penford"), and PENWEST PHARMACEUTICALS CO., a Washington corporation (previously known as Edward Mendell Co., Inc.) ("Penwest").


                                    RECITALS

         WHEREAS, the Board of Directors of Penford has determined that it is in the best interest of Penford and its shareholders to separate the pharmaceutical division of its business from the food and paper division of its business;

         WHEREAS, to effect the separation of its pharmaceutical division, Penford intends as of a date certain (the "Distribution Date") to distribute to its shareholders, in a pro-rata distribution of a dividend (the "Distribution") all shares of Penwest common stock held by Penford;

         WHEREAS, the current employees of Penwest are participants in some of Penford's employee benefit plans and certain employees of Penford are expected to become employees of Penwest as of the Distribution Date;

         WHEREAS, this Agreement sets forth the employment and employee benefit plan arrangements that will apply to Penwest's current employees, and any other employees who are hired by Penwest prior to the Distribution Date (all of such employees being referred to herein as the "Penwest Employees"); and

         WHEREAS, the Agreement is entered into pursuant to the Separation and Distribution Agreement dated as of [____________] between Penford and Penwest (the "Separation and Distribution Agreement");

         NOW THEREFORE, in consideration of the mutual covenants and agreements made herein, the parties hereto agree as follows:

SECTION 1 - TERMINATION OF COVERAGE OF PENWEST EMPLOYEES UNDER PENFORD PLANS

         1.1 TERMINATION OF COVERAGE OF PENWEST EMPLOYEES UNDER CERTAIN PENFORD PLANS

         Effective as of the Distribution Date, Penwest Employees shall cease to be eligible to actively participate in the following employee benefit plans offered by Penford:

                  (a) the Penford Corporation Supplemental Executive Retirement Plan (the "Penford SERP");

                  (b)      the Penford Corporation Deferred Compensation Plan ;

                  (c) certain Penford welfare plans (consisting of basic life insurance, accidental death and dismemberment insurance, supplemental life insurance, long-term disability, supplemental disability, business travel accident insurance and employee assistance plan, as set forth in EXHIBIT 1 (the "Penford Welfare Plans");

                  (d) the Penford Corporation Savings and Stock Ownership Plan (the "Penford 401(k) Plan");






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         1.2      TERMINATION OF COVERAGE FOR PENWEST EMPLOYEES UNDER THE
PENFORD CORPORATION HEALTH AND FLEX PLANS

         Pursuant to prior agreement between Penford and Penwest and appropriate Board action by Penford, effective midnight on December 31, 1997, Penwest Employees ceased to be covered under the Penford health and cafeteria plans, as set forth in exhibit 2 ("Penford Health/Flex Plans") and Penford has no further obligation to cover the Penwest Employees under such plans; provided, however, that nothing in this section 1.2 is intended to abrogate, discontinue or terminate stop loss coverage under the policy maintained by Penford to the extent that it applies to medical claims and expenses resulting from injury or illness to Penwest employees incurred prior to January 1, 1998, but for which no claim was filed, or is filed, until after December 31, 1997.

         1.3 TERMINATION OF COVERAGE OF PENWEST EMPLOYEES UNDER THE PENFORD CORPORATION RETIREMENT PLAN

                  (a) Effective as of the Distribution Date, Penford shall amend the retirement plan sponsored by Penford (the "Penford Retirement Plan") to freeze all benefits accrued in the Penford Retirement Plan for all Penwest Employees and to permit the distribution of the accrued benefits of Penwest employees. After the Distribution Date and the receipt of approval by the Internal Revenue Service of such amendments, a Penwest Employee may elect to receive his or her fully vested interest under the Penford Retirement Plan in the form of a lump sum cash payment or an annuity.


                  (b) It is contemplated that Penford will amend the Penford Retirement Plan to provide enhanced pension plan benefits to certain older participants who were Penwest Employees and are identified by the Penford Retirement Plan Administrative Committee ("Administrative Committee"), provided
(i) that such participants shall not be deemed to continue to accrue any benefits under the Penford Retirement Plan as a result of such pension enhancement and (ii) that the amount of any such enhancements is to be determined solely in the discretion of the Administrative Committee.

         1.4      NOTICE TO ADMINISTRATORS AND INSURERS

         To the extent required, Penford agrees to inform, on or prior to the Distribution Date, all relevant third party administrators and insurance carriers, that coverage of the Penwest Employees in the Penford Welfare Plans ceases as of the Distribution Date.

         1.5      AMENDMENT AND TERMINATION OF PLANS

         Nothing in this Agreement, including without limitation the agreement of Penford and Penwest to maintain employee benefit plans or to make contributions to such plans for any period, shall be construed as a limitation of the right of Penford or Penwest to amend or terminate one or more of such plans in accordance with the terms of this Agreement and applicable law.

          SECTION 2 - ESTABLISHMENT OF PENWEST EMPLOYEE BENEFIT PLANS

         2.1      ESTABLISHMENT OF PENWEST SAVINGS AND STOCK OWNERSHIP PLAN

                  (a) Effective as of the Distribution Date, Penwest will cease to be a participating Employer under the Penford 401(k) Plan and Penwest Employees will cease to accrue any benefits under such plan. Effective on the Distribution Date, Penwest will establish a 401(k) retirement plan (the "Penwest 401(k) Plan") substantially the same in all material features to the Penford 401(k) Plan as of that date.



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                  (b)      As soon as practicable following the Distribution
Date and the establishment of the Penwest 401(k) Plan, Penford shall direct the trustee of the Penford 401(k) Plan to transfer to the trustee of the Penwest 401(k) Plan (which shall accept such transfer) all assets (including, but not limited to, loans) and liabilities in the individual accounts of Penwest Employees in the Penford 401(k) Plan ("First Transfer of Account Balances"). Accounts in the name of such Penwest Employees will be maintained under the Penford 401(k) Plan (although these accounts will show a $0 account balance following the First Transfer of Account Balances) until the allocation of profit sharing contributions to the accounts of participants in the Penford 401(k) Plan for the fiscal year ending 8/31/98 ("Profit Sharing Allocation"). Following the Profit Sharing Allocation, Penford shall direct the trustee of the Penford 401(k) Plan to transfer to the trustee of the Penwest 401(k) Plan (which shall accept such transfer) all remaining assets and liabilities in the individual accounts of Penwest Employees in the Penford 401(k) Plan ("Second Transfer of Account Balances").

                  (c) As of the date of the First Transfer of Account Balances, Penwest and the Penwest 401(k) Plan shall assume all liabilities for all accrued benefits under the Penford 401(k) Plan for the Penwest Employees, and the Penford 401(k) Plan shall be relieved of all liabilities for such benefits, except for claims relating to account balances resulting from the Profit Sharing Allocation. As of the date of the Second Transfer of Account Balances, Penwest and the Penwest 401(k) Plan shall assume all liabilities for accrued benefits under the Penford 401(k) Plan for the Penwest Employees, including claims relating to account balances resulting from the Profit Sharing Allocation, and the Penford 401(k) Plan shall be relieved of all such liabilities.

                  (d)      The Penwest 401(k) Plan shall provide the following:

                           1.       that Penwest employees shall participate in
the Penwest 401(k) Plan to the extent that they were eligible to participate in the Penford 401(k) Plan immediately prior to the Distribution Date, and shall receive credit for eligibility, vesting, and benefit accrual service for all service credited for such purposes under the Penford 401(k) Plan;

                           2.       that the compensation paid by Penford to the
Penwest Employees that was recognized under the Penford 401(k) Plan shall be credited for all applicable purposes under the Penwest 401(k) Plan; and

                           3.       that with respect to any amounts transferred
from the Penford 401(k) Plan, the Penwest 401(k) Plan will preserve any rights and features protected under Section 411(d)(6) of the Internal Revenue Code ("Code").

         2.2 ESTABLISHMENT OF PENWEST SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND PENWEST DEFERRED COMPENSATION PLAN

                  (a) Effective upon the Distribution Date, Penwest shall adopt, or cause to be adopted, a supplemental executive retirement plan and a deferred compensation plan (the "Penwest SERP and DC Plans") and establish a related grantor trust (the "Penwest Rabbi Trust") to provide benefits to Tod R. Hamachek, after he becomes an employee of Penwest, and to Jack V. Talley, Jr. (the "Transferring Executives").

                  (b) As of the Distribution Date, Penwest and the Penwest SERP and DC Plans shall assume all liabilities for all accrued benefits under the Penford SERP and Penford Corporation Deferred Compensation Plan for the Transferring Executives.

                  (c)      As soon as practicable after receipt by Penford of
(1) a copy of the Penwest SERP and DC Plans and (2) certified resolutions of Penwest's Board of Directors evidencing adoption of the Penwest SERP and DC Plans and the creation of a the Penwest Rabbi Trust thereunder, Penford shall direct the trustees of the Penford SERP and the Penford Corporation Deferred Compensation Plan to transfer to the trustee of the Penwest SERP and DC Plans all accounts in the Penford SERP and the Penford Corporation Deferred Compensation Plan of the Transferring Executives.




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                  (d)      Penwest and Penford shall take any and all action
necessary to ensure that participants in the Penwest SERP and DC Plans or the Penford SERP and Penford Corporation Deferred Compensation Plan shall not suffer any adverse federal income tax consequences as a result of the transfer of liabilities to the Penwest SERP and DC Plans.

                  (e) Effective as of or before the Distribution Date, Penwest shall appoint Wells Fargo Bank as trustee under the Penwest Rabbi Trust and Penford shall transfer, or cause to be transferred by a comparable rabbi trust established by Penford, to the Penwest Rabbi Trust, life insurance policies sufficient to cover the accrued benefits (as of the date of transfer) of the Transferring Executives under the Penford SERP and to cover the account balances of the Transferring Executives in the Penford Corporation Deferred Compensation Plan ("Transferred Policies"). Penwest will be responsible for any premium payments with respect to the Transferred Policies which become due after the date of transfer of the Transferred Policies.

         2.3      PENWEST WELFARE PLANS

         Effective upon the Distribution Date, Penwest shall adopt, or cause to be adopted, on a fully pooled basis, welfare plans ("Penwest Welfare Plans") substantially identical in all material features to the corresponding plans offered by Penford as of the Distribution Date to its salaried employees, and set forth on Exhibit 1, as follows:

                  (a)      basic life insurance;

                  (b)      basic accidental death and dismemberment insurance;

                  (c)      supplemental life insurance;

                  (d)      business travel accident insurance;

                  (e)      employee assistance plan;

                  (f)      long term disability;

                  (g)      supplemental disability

         2.4      PENWEST HEALTH/FLEX PLAN

         Effective as of January 1, 1998, Penwest adopted the Penwest Health/Flex Plans substantially identical in all material features to the Penford Health/Flex Plans, which plans are listed on Exhibit 2. As of the Distribution Date, Tod Hamachek will be covered under the Penwest Health/Flex Plans, and will cease to be covered by the Penford Health/Flex Plans.

         2.5      COBRA

         Pursuant to prior agreement between Penford and Penwest, acknowledged and ratified herein, effective January 1, 1998, Penwest assumed any and all liability and responsibility for providing continuation of health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") to any active Penwest Employee (and any qualified beneficiaries with respect to such employee), whether or not such continuation requirements arose under the Penford Health/Flex Plans, and Penford has no further obligation or liability for any requirements to provide continuation of health care coverage to any Penwest Employees.

         2.6      COOPERATION



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         Penford and Penwest agree to provide each other with all records and information necessary or useful to carry out their obligations under this Agreement, and to cooperate in the filing of documents required by the transfer of assets and liabilities described herein and to take any other actions necessary or advisable to meet any statutory, regulatory or contractual requirements under this Agreement.

                           SECTION 3 - INDEMNIFICATION

         3.1      INDEMNIFICATION

                  (a) Penwest agrees to indemnify and hold harmless Penford and its affiliates, their officers, directors, employees, agents, and fiduciaries from and against any and all costs, damages, losses, expenses (including reasonable attorneys fees and costs) and other liabilities arising out of or related to the Penford Welfare Plans, the Penford SERP, the Penford Deferred Compensation Plan, the Penford 401(k) Plan, and the Penford Health/Flex Plans (collectively referred to as the "Penford Benefit Plans") (other than the determination of the amount, if any, of claims and accrued benefits payable from such plans) with respect to the Penwest Employees and from any liability relating to any applicable taxes or penalties arising from the failure of the Penwest 401(k) Plan, to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") at the time of the asset transfer other than any failure attributable to the terms or operation of the Penford 401(k) Plan prior to the asset transfer.

                  (b) Penford agrees to indemnify and hold harmless Penwest and its affiliates, their officers, directors, employees, agents, and fiduciaries from and against any and all costs, damages, losses, expenses (including reasonable attorneys fees and costs) and other liabilities arising out of or related to the Penford benefit plans which are attributable to the determination of the amount of any claims payable to Penwest Employees from the Penford Welfare Plans; the determination of the accrued benefits to be transferred to the Penwest 401(k) Plan; the determination of book reserves or salary deduction liabilities with respect to the Penwest Employees under and from the Penford benefit plans; any claims under the Penford benefit plans which are not attributable to Penwest Employees and assumed by Penwest under this Agreement; and any liability relating to the applicable taxes or penalties arising from the failure of the Penwest 401(k) Plan to be qualified under
Section 401(a) of the Code due to the terms or operation of the Penford 401(k) Plan prior to the date the assets are transferred.

         3.2      HEALTH AND WELFARE BENEFIT CLAIMS

         Except as provided in Section 3.1, Penwest agrees that it shall assume and be solely responsible for the following:

                  (a) all liabilities and obligations of Penford in connection with the claims for benefits brought by or on behalf of Penwest Employees under the Penford Welfare Plans and the Penford Health/Flex Plans, and Penford shall cease to have any such liabilities or obligation related to such claims; and

                  (b) all liabilities and obligations of Penford in connection with claims for post-employment health and welfare benefits (including but not limited to, medical, dental, and vision benefits, severance pay, disability and life insurance) made by or on behalf of Penwest Employees who retire or otherwise terminate employment with Penwest after January 1, 1998.


                            SECTION 4 - MISCELLANEOUS

         4.1      NOTICES

         Notices hereunder shall be effective if given in writing and delivered or mailed, postage prepaid, by registered or certified mail to:




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                    Penford Corporation
                    777 - 108th Avenue NE
                    Suite 2390
                    Bellevue, WA  98004-5193
                    Attention: Susan M. Iverson

     or to:

                    Penwest Pharmaceuticals Co.
                    2981 Route 22
                    Patterson, NY 12563-9970
                    Attention: Jennifer L. Good

         4.2      AMENDMENTS; WAIVERS

         This Agreement may be amended or modified only in writing executed on behalf of Penford and Penwest. No waiver shall operate to waive any further or future act and no failure to object or forbearance shall operate as a waiver.

         4.3      NO THIRD PARTY BENEFICIARY

         This Agreement is solely between Penford and Penwest, and nothing herein, whether expressed or implied, shall confer any rights or remedies on any employee of Penford or Penwest, any former employee of Penford, or any other person.

         4.4      ENTIRE AGREEMENT

         This Agreement constitutes the sole and entire agreement and understanding between the parties with respect to the matters covered hereby. Any amendment, modification, or termination of this Agreement must be in writing and must be signed by both parties.

         4.5      GOVERNING LAW

         This Agreement shall be governed by the laws of the State of Washington, except to the extent preempted by the Employee Retirement Income Security Act of 1974, as amended.

         4.6      SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this Agreement and the rights and obligations contained herein or in any exhibit or schedule hereto shall not be assignable, in whole or in part, without the prior written consent of the parties hereto and any attempt to effect any such assignment without such consent shall be void.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their authorized representatives as of the Effective Date.



                                        PENFORD CORPORATION



                                        By:
                                            -----------------------------------

                                        Title:
                                               --------------------------------




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                                        PENWEST PHARMACEUTICALS CO.



                                        By:
                                            -----------------------------------

                                        Title:
                                               --------------------------------









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                                    EXHIBIT 1

                              PENFORD WELFARE PLANS


UNUM INSURANCE COMPANY OF AMERICA

         I. Group Life (Basic Life Insurance) and Accidental Death and Dismemberment Insurance Plan

         II.      Supplemental Life Plan

         III.     Long-Term Disability Income Plan

         IV.      Group Travel Accident Insurance Plan


MANAGED HEALTH NETWORK

         V.       Employee Assistance Program

MCG NORTHWEST

         VI.      Supplemental Disability Plan








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                                    EXHIBIT 2

                            PENFORD HEALTH/FLEX PLANS


BLUE CROSS BLUE SHIELD OF IOWA

         VII.     Medical Plan for Salaried Employees

ADVANCE PARADIGM

         VIII.    Prescription Drug Plan

DELTA DENTAL - USA

         IX.      Dental Plan for Salaried Employees

VISION SERVICE PLAN

         X.       Vision Plan for Salaried Employees

PENCHOICE FLEXIBLE BENEFITS PROGRAM

Pre-tax health plan premiums, medical reimbursement flexible spending account, dependent care flexible spending







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